                                EXHIBIT 99.01

             KELLOGG COMPANY AMERICAN FEDERATION OF GRAIN MILLERS

                         SAVINGS AND INVESTMENT PLAN

                          ANNUAL REPORT ON FORM 11-K

                  FOR THE FISCAL YEAR ENDED OCTOBER 31, 1994

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                 ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One)


/X/ Annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934 (Fee required)

         For the fiscal year ended OCTOBER 31, 1994

                                      O R

/ / Transition report pursuant to Section 15(d) of the Securities and Exchange Act of 1934 (No fee required)

         For the transition period from _______________ to _______________

         Commission file number 1-4171

         A. Full title of the plan and the address of the Plan, if different from that of the issuer named below:

              KELLOGG COMPANY AMERICAN FEDERATION OF GRAIN MILLERS
                          SAVINGS AND INVESTMENT PLAN


         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

KELLOGG COMPANY AMERICAN
FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND SCHEDULES
OCTOBER 31, 1994

KELLOGG COMPANY AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

INDEX TO OCTOBER 31, 1994 FINANCIAL STATEMENTS


                                                                  Page
Report of independent accountants                                  1

Financial statements as of October 31, 1994 and 1993 and for the year ended October 31, 1994:

  Statement of assets available for benefits                      2-3

  Statement of changes in assets available
   for benefits                                                    4

  Notes to financial statements                                   5-10

Schedules as of and for the year ended October 31, 1994:

  Schedule of assets held outside the master trust                 11

  Schedule of reportable transactions                              12


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Participants of the
Kellogg Company American Federation
of Grain Millers Savings and Investment Plan


In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan at October 31, 1994 and 1993, and the changes in assets available for benefits for the year ended October 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 11 and 12 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 3, 1995

KELLOGG COMPANY                                                                2
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1994


                                                                                          FIXED                        COMPANY
                                                              LOAN          BOND          INCOME         EQUITY         STOCK
                                              TOTAL           FUND          FUND           FUND           FUND          FUND
ASSETS:
Receivables:
   Employer contributions                 $    516,046    $        --   $    6,500    $    298,366   $    28,161   $    183,019
   Employee contributions                          (96)                                        (96)
   Interest                                    133,139                                     133,139
                                          ------------    -----------   ----------    ------------   -----------   ------------
       Total receivables                       649,089                       6,500         431,409        28,161        183,019
                                          ------------    -----------   ----------    ------------   -----------   ------------
Investments (Note 1):
   Plan's interest in Master Trust         134,687,224                   4,124,385       3,207,217    21,108,072    106,247,550
   Guaranteed investment contracts         478,739,579                                 478,739,579
   TBC Pooled Funds Daily Liquidity              1,199                                       1,199
   Loans to participants                    10,562,350     10,562,350
                                          ------------    -----------   ----------    ------------   -----------   ------------
       Total investments                   623,990,352     10,562,350    4,124,385     481,947,995    21,108,072    106,247,550
                                          ------------    -----------   ----------    ------------   -----------   ------------
Assets available for benefits             $624,639,441    $10,562,350   $4,130,885    $482,379,404   $21,136,233   $106,430,569
                                          ============    ===========   ==========    ============   ===========   ============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                3
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1993


                                                                            FIXED                        COMPANY
                                                              BOND          INCOME         EQUITY         STOCK
                                              TOTAL           FUND           FUND           FUND          FUND
Receivables:
   Employer contributions                 $    490,749    $    7,700    $    265,522  $    25,000    $    192,527
   Employee contributions                          178                                                        178
   Interest                                     58,894                        58,894
                                          ------------    -----------   ------------  -----------    ------------
       Total receivables                       549,821         7,700         324,416       25,000         192,705
                                          ------------    -----------   ------------  -----------    ------------

Investments:
   Plan's interest in Master Trust         176,897,387     6,266,224      39,394,703   20,604,198     110,632,262
   Guaranteed investment contracts         412,108,992                   412,108,992
   TBC Pooled Funds Daily Liquidity            502,504             3         502,473           11              17
                                          ------------    -----------   ------------  -----------    ------------
       Total investments                   589,508,883     6,266,227     452,006,168   20,604,209     110,632,279
                                          ------------    -----------   ------------  -----------    ------------
Assets available for benefits             $590,058,704    $6,273,927    $452,330,584  $20,629,209    $110,824,984
                                          ============    ==========    ============  ===========    ============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                4
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1994


                                                                                          FIXED                        COMPANY
                                                              LOAN          BOND          INCOME         EQUITY         STOCK
                                              TOTAL           FUND          FUND           FUND           FUND          FUND
ASSETS:
Additions to net assets attributable to:
   Employer                                 $  6,731,830    $        --   $    96,306   $  3,712,620   $   370,939   $  2,551,965
   Employee                                   16,561,106                      264,670     10,129,889     1,051,033      5,115,514
   Rollover from other qualified plans               487                           49             49            49            340
                                            ------------    -----------   -----------   ------------   -----------   ------------
       Total contributions                    23,293,423                      361,025     13,842,558     1,422,021      7,667,819
                                            ------------    -----------   -----------   ------------   -----------   ------------

Earnings on Investments:
   Plan's interest in income of Master
    Trust                                      7,593,582                     (252,991)       581,728     1,090,261      6,174,584
   Interest income                            34,020,024                                  33,991,060        28,964
   Investment services fees                      (28,208)                                    (28,208)
   Trustee fees                                  (93,270)                        (946)       (73,187)       (3,687)       (15,450)
                                            ------------    -----------   -----------   ------------   -----------   ------------

       Total earnings on investments, net     41,492,128                     (253,937)    34,471,393     1,115,538      6,159,134
                                            ------------    -----------   -----------   ------------   -----------   ------------

Net transfers between funds                   10,562,350     10,562,350    (1,646,292)    14,440,226      (246,165)   (12,547,769)
Participant withdrawals                      (30,079,264)                    (413,978)   (26,547,262)     (997,838)    (2,120,186)
New loan distributions                       (10,562,350)                    (189,860)    (6,144,136)     (786,532)    (3,441,822)
Net transfers between Plans                     (125,550)                                    (13,959)                    (111,591)
                                            ------------    -----------   -----------   ------------   -----------   ------------

Net increase (decrease)                       34,580,737     10,562,350    (2,143,042)    30,048,820       507,024     (4,394,415)
                                            ------------    -----------   -----------   ------------   -----------   ------------

Assets available for benefits at
 beginning of year                           590,058,704                    6,273,927    452,330,584    20,629,209    110,824,984
                                            ------------    -----------   -----------   ------------   -----------   ------------

Assets available for benefits at
 end of year                                $624,639,441    $10,562,350   $ 4,130,885   $482,379,404   $21,136,233   $106,430,569
                                            ============    ===========   ==========    ============   ===========   ============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                5
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The accounts of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan ("the Plan") are maintained on the accrual basis. Expenses of administration are paid by Kellogg Company.

    INVESTMENTS

    All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the assets available for benefits at October 31, 1994 and 1993:

                                                            INTEREST                    OCTOBER 31,
          DESCRIPTION                                         RATE                 1994              1993
          Prudential Ins. Co. GAC #5669222                   9.00%        $             --    $     35,522,412
          Brundage, Story & Rose Managed
           Synthetic GIC Fund                               Variable             34,537,855
          Hartford Life Ins. GIC                             9.53%                                  34,344,219
          Morgan Bank GIC #41                                9.37%              108,353,894         99,070,947
          John Hancock GAC #5916-10000                       8.30%               59,553,995         83,280,728
          John Hancock GAC #5916-10001                       8.82%               91,720,860         83,966,063
          Putnam Horizon Managed Synthetic
           GIC Fund                                         Variable             34,472,455
          Plan's Interest in Master Trust                   Variable            134,687,224         176,897,387

    ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

    Net investment income related to the respective investment options described in Note 2 is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

2.  PROVISIONS OF THE PLAN

    PLAN ADMINISTRATION

    The Plan is administered by trustees appointed by Kellogg and the American Federation of Grain Millers.

    PLAN PARTICIPATION

    Generally, all Kellogg Company hourly employees belonging to American Federation of Grain Millers Union Local Nos. 3, 50, 211, 252, 374 and 401 are eligible to participate in the Plan.

KELLOGG COMPANY                                                                6
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS


2.  PROVISIONS OF THE PLAN (CONTINUED)

    Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 15 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

    Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

    VESTING

    Participant account balances are fully vested.

    PARTICIPANT LOANS

    Effective September 1, 1994, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a rate equal to one percent over the prime rate. Principal and interest are paid ratably through monthly payroll deductions.

    PARTICIPANT DISTRIBUTIONS

    Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax under a Plan option effective January 1, 1983, is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

    Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

    Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account may be received in a lump sum or installment payments.

KELLOGG COMPANY                                                                7
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS


3.  INCOME TAX STATUS

    The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.  MASTER TRUST

    Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company Salaried Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

    The Plan has an undivided interest in the assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

    Master Trust assets held by the Plan and the Kellogg Company Salaried Savings and Investment Plan at October 31, 1994 and November 1, 1993 and the changes in assets for the period ended October 31, 1994 are as follows:

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENT
- --------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

 KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS: FOR THE PLAN YEAR ENDED OCTOBER 31, 1994 SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                                    SHORT TERM                   BOND FUND                    FIXED INCOME FUND
                                                 INVESTMENT ACCOUNT          INVESTMENT ACCOUNT              INVESTMENT ACCOUNT
                                               11/1/93         10/31/94    11/1/93        10/31/94         11/1/93       10/31/94
                                               ------------------------    -----------------------         ----------------------
 CASH/EQUIVALENTS:
   Non-Interest Bearing                           $0            $2,615    $1,241,113            $0              $0            $0
   Interest Bearing Cash                          $0                $0            $0      $149,329              $0            $0
   Certificates of Deposit                        $0                $0            $0            $0              $0            $0
                                             -------        ----------    ----------    ----------     -----------    ----------
     TOTAL CASH/EQUIVALENTS                       $0            $2,615    $1,241,113      $149,329              $0            $0
                                             -------        ----------    ----------    ----------     -----------    ----------
 RECEIVABLES                                  $2,800            $6,610      $169,592      $355,046        $810,567            $9
                                             -------        ----------    ----------    ----------     -----------    ----------
 GENERAL INVESTMENTS:
   Long Term U.S. Gov't Securities                $0                $0    $8,073,595    $6,909,396     $22,419,505            $0
   Short Term U.S. Gov't Securities               $0                $0            $0            $0      $7,067,866            $0
   Long Term U.S. Municipal Securities            $0                $0            $0            $0     $15,675,216            $0
   Corporate Debt - Long Term                     $0                $0    $2,632,477    $1,816,556              $0            $0
   Corporate Debt - Short Term                    $0                $0      $636,413       $90,822              $0            $0
   Corporate Stocks - Preferred                   $0                $0            $0            $0              $0            $0
   Corporate Stocks - Common                      $0                $0            $0            $0              $0            $0
   Shares of Registered Investment Co.            $0                $0            $0            $0              $0            $0
   Value of Interest in Pooled Funds         $36,821        $1,343,305      $119,119      $279,481      $8,601,784        $2,014
   Guaranteed Investment Contracts                $0                $0            $0            $0      $6,606,406    $7,200,983
                                             -------        ----------    ----------    ----------     -----------    ----------
     TOTAL INVESTMENTS                       $36,821        $1,343,305   $11,461,604    $9,096,255     $60,370,777    $7,202,997
                                             -------        ----------    ----------    ----------     -----------    ----------
     TOTAL ASSETS                            $39,621        $1,352,530   $12,872,309    $9,600,630     $61,181,344    $7,203,006
                                             -------        ----------    ----------    ----------     -----------    ----------
 PAYABLES                                         $0                $0            $0     ($105,531)             $0            $0
                                             -------        ----------    ----------    ----------     -----------    ----------
     TOTAL LIABILITIES                            $0                $0            $0     ($105,531)             $0            $0
                                             -------        ----------    ----------    ----------     -----------    ----------
     NET ASSETS                              $39,621        $1,352,530   $12,872,309    $9,495,099     $61,181,344    $7,203,006
                                             =======        ==========   ===========    ==========     ===========    ==========
 During the plan year:
   Total costs of acquisitions of common stock                      $0                          $0                            $0
   Total proceeds from dispositions of common stock                 $0                          $0                            $0

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

 KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS: FOR THE PLAN YEAR ENDED OCTOBER 31, 1994 SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                                         EQUITY FUND                COMPANY STOCK FUND
                                                     INVESTMENT ACCOUNT             INVESTMENT ACCOUNT
                                                  11/1/93         10/31/94       11/1/93        10/31/94
                                               -----------------------------   ---------------------------
CASH/EQUIVALENTS:
  Non-Interest Bearing                                 $0               $0               $0            $0
  Interest Bearing Cash                                $0               $0               $0            $0
  Certificates of Deposit                              $0               $0               $0            $0
                                              -----------      -----------     ------------  ------------
    TOTAL CASH/EQUIVALENTS                             $0               $0               $0            $0
                                              -----------      -----------     ------------  ------------
RECEIVABLES                                           $49             $221           $1,274        $4,188
                                              -----------      -----------     ------------  ------------

GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities                      $0               $0               $0            $0
  Short Term U.S. Gov't Securities                     $0               $0               $0            $0
  Long Term U.S. Municipal Securities                  $0               $0               $0            $0
  Corporate Debt - Long Term                           $0               $0               $0            $0
  Corporate Debt - Short Term                          $0               $0               $0            $0
  Corporate Stocks - Preferred                         $0               $0               $0            $0
  Corporate Stocks - Common                   $47,748,019      $52,686,114     $164,142,461  $155,887,191
  Shares of Registered Investment Co.                  $0               $0               $0            $0
  Value of Interest in Pooled Funds               $17,861          $49,776           $1,461    $1,059,640
  Guaranteed Investment Contracts                      $0               $0               $0            $0
                                              -----------      -----------     ------------  ------------
    TOTAL INVESTMENTS                         $47,765,880      $52,735,890     $164,143,922  $156,946,831
                                              -----------      -----------     ------------  ------------
    TOTAL ASSETS                              $47,765,929      $52,736,111     $164,145,196  $156,951,019
                                              -----------      -----------     ------------  ------------
PAYABLES                                               $0               $0               $0            $0
                                              -----------      -----------     ------------  ------------
    TOTAL LIABILITIES                                  $0               $0               $0            $0
                                              -----------      -----------     ------------  ------------
    NET ASSETS                                $47,765,929      $52,736,111     $164,145,196  $156,951,019
                                              ===========      ===========     ============  ============
During the plan year:
  Total costs of acquisitions of
    common stock                                               $24,238,000                    $15,551,457
  Total proceeds from dispositions of
    common stock                                               $21,756,000                    $29,132,650

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------
4.  MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
                    FOR THE PLAN YEAR ENDED OCTOBER 31, 1994
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
 AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                          SHORT TERM         BOND FUND     FIXED INCOME FUND   EQUITY FUND      COMPANY STOCK
                                       INVESTMENT ACCOUNT ADVISORY ACCOUNT ADVISORY ACCOUNT  ADVISORY ACCOUNT  ADVISORY ACCOUNT
                                       ------------------ ---------------- ----------------- ----------------  ----------------
 Transfer of Assets Into
   Investment Account                      $177,677,120      $1,223,000          $13,738      $26,355,073         $11,523,034
 Earnings on Investments
   Interest                                     $83,247        $802,017       $1,265,377           $1,743             $24,856
   Dividends                                         $0              $0               $0               $0          $3,929,011
   Corporate Actions                                 $0              $0               $0               $0                  $0
   Pooled Fund Distributions                         $0              $0               $0               $0                  $0
   Miscellaneous                                     $0              $0               $0               $0                  $0
   Net Realized Gain/(Loss)                          $0       ($272,505)      $2,155,134       $3,198,564           ($288,125)
                                          -------------     -----------     ------------     ------------        ------------
 TOTAL ADDITIONS                           $177,760,367      $1,752,512       $3,434,249      $29,555,380         $15,188,776
                                          -------------     -----------     ------------     ------------        ------------
 Transfer of Assets Out of
   Investment Account                     ($176,447,458)    ($4,073,400)    ($54,983,152)    ($23,820,000)       ($28,074,662)
 Fees and Commissions                                $0        ($12,223)        ($67,168)        ($24,489)                 $0
                                          -------------     -----------     ------------     ------------        ------------
 TOTAL DISTRIBUTIONS                      ($176,447,458)    ($4,085,623)    ($55,050,320)    ($23,844,489)       ($28,074,662)
                                          -------------     -----------     ------------     ------------        ------------
 Change in Unrealized Appreciation                   $0     ($1,044,028)     ($2,362,267)       ($740,709)         $5,691,709
                                          -------------     -----------     ------------     ------------        ------------
 NET CHANGE IN ASSETS                        $1,312,909     ($3,377,139)    ($53,978,338)      $4,970,182         ($7,194,177)
                                          -------------     -----------     ------------     ------------        ------------
 NET ASSETS AT 10/31/93                         $39,621     $12,872,238      $61,181,344      $47,765,929        $164,145,196
                                          -------------     -----------     ------------     ------------        ------------
 NET ASSETS AT 10/31/94                      $1,352,530      $9,495,099       $7,203,006      $52,736,111        $156,951,019
                                          =============     ===========     ============     ============        ============

KELLOGG COMPANY                                                               11
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

SCHEDULE OF ASSETS HELD OUTSIDE THE MASTER TRUST AT OCTOBER 31, 1994 FORM 5500 - ITEM 27A


                                                                             MARKET          UNREALIZED
SECURITY DESCRIPTION                                COST           PRICE      VALUE          GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                        $        1,199      1.000      $       1,199     $  --
Loans to participants                            10,562,350      1.000         10,562,350
Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate                34,537,855      1.000         34,537,855
Morgan Bank GIC #41
 9.37% 6/1/96                                   108,353,894      1.000        108,353,894
John Hancock GAC #5916-10000
 8.30% 6/1/95                                    59,553,995      1.000         59,553,995
John Hancock GAC #5916-10001
 8.82% 6/1/97                                    91,720,860      1.000         91,720,860
Protective Life Ins. GIC #807-B
 6.08% 1/31/97                                   27,342,907      1.000         27,342,907
Provident Life GIC #627-05439-01A
 6.24% 6/30/97                                   15,719,424      1.000         15,719,424
Protective Life Ins. GIC #893-B
 4.68% 6/1/96                                    13,993,822      1.000         13,993,822
Provident Life GIC #627-05439-02A
 4.60% 6/3/96                                    13,849,126      1.000         13,849,126
Putnam Horizon Managed Synthetic
  GIC Variable Rate 6/1/99                       34,472,455      1.000         34,472,455
Principal Mutual GAC #4-12130-01
 5.30% 12/1/98                                   17,918,080      1.000         17,918,080
Peoples Security Ins #BDA00378FR
 5.15% 12/1/97                                   17,548,893      1.000         17,548,893
Allstate Life Ins. GAC #5686A
 8.13% 12/1/98                                    9,013,575      1.000          9,013,575
Commonwealth Life #ADA00687FR
 7.54% 6/1/98                                    25,701,477      1.000         25,701,477
John Hancock GAC #7605
 7.87% 12/1/98                                    9,013,216      1.000          9,013,216

                                             $  489,303,128                 $ 489,303,128     $  --


KELLOGG COMPANY                                                               12
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

SCHEDULE OF REPORTABLE TRANSACTIONS
FORM 5500 ITEM 27D (1)



                                                   CURRENT VALUE AT TRANSACTION DATE         COST OF         NET
                                                    NET                         NET         SECURITIES     REALIZED
IDENTITY OF ISSUE                             PURCHASE PRICE               SALES PRICE          SOLD         GAIN
Putnam Horizon Managed Synthetic
 GIC  Variable Rate 6/1/99                      $    34,472,455           $        --      $        --      $   --

Protective Life Ins. GIC #893-B
 4.68% 6/1/96                                        21,083,883                24,818,327       24,818,327

Provident Life GIC #3902A
 4.60% 6/3/96                                        21,050,653                24,875,995       24,875,995

Brundage Story & Rose Managed
 Synthetic GIC Variable Rate                         34,537,855

Prudential Assets GAC #5669222
 9.00% 6/1/94                                           915,955                31,770,155       31,770,155

Hartford Life Ins GIC 9.53% 6/1/94                      939,621                30,756,317       30,756,317

John Hancock GAC #5916-1000
 8.30% 6/1/97                                         6,741,405                30,468,138       30,468,138


(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1993.